Exhibit 10.1

AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT
(J. Michael Pearson)

This AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT, dated as of April 11, 2008 (this "Agreement"), is by and between Orion Marine Group, Inc., a Delaware corporation (the "Company"), and J. Michael Pearson (the "Key Employee"), and amends that certain Employment Agreement dated April 2, 2007, but effective as of May 17, 2007, between the Company and Key Employee ("Employment Agreement").
WIT N E SSET H:

WHEREAS, the Company and the Key Employee desire to amend the Employment Agreement as provided below in this Agreement;

WHEREAS, the Company's Board Compensation Committee has approved and the Company's Board of Directors has ratified the amendments set forth below in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, and in the Employment Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS

1.1 Initial Term. Section 2.1 of the Employment Agreement is hereby amended to replace the word "two" in line one of such Section with the word "three," reflecting the parties' agreement and intent to extend the "Initial Term" of the Employment Agreement for an additional year, with the "Initial Term" now expiring on May 17,2010, not May 17,2009.

1.2 Compensation. Section 2.3 (a) of the Employment Agreement is hereby amended to replace "$300,000" in the second line of such subsection with "$400,000" to reflect Key Employee's current base salary approved by the Compensation Committee of the Company's Board of Directors.

ARTICLE II
MISCELLANEOUS

2.1 Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of Texas, without regard to the conflicts of law principles of such State.

2.2 Effect of Amendments. The amendments set forth herein are the only amendments to the Employment Agreement and all terms, conditions and provisions thereof not specifically amended above remain if full force and effect, unmodified hereby or otherwise.

2.3 Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Key Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

2.4 Severabilitv. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

2.5 Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede sand preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

2.6 Withholding of Taxes and Other Employee Deductions. The Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city, and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the Company's employees generally.

2.7 Headings. The paragraph headings have been inserted for purposes of convenience and will not be used for interpretive purposes.

2.8 Actions by the Board. Any and all determinations or other actions required of the Board hereunder that relate specifically to Key Employee's employment by the Company or the terms and conditions of such employment will be made by the members of the Board other than Key Employee (if Key Employee is a member of the Board), and Key Employee will not have any right to vote or decide upon any such matter.

2.9 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:
ORION MARINE GROUP, INC.

By:   /s/ Mark R. Stauffer
Name:  Mark R. Stauffer
Title: Executive Vice President and Chief Financial Officer

KEY EMPLOYEE:

/s/ J. Michael Pearson
J. Michael Pearson

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT (J. MICHAEL PEARSON)